Exhibit  5.1          Opinion of Axelrod, Smith & Kirshbaum

                           AXELROD, SMITH & KIRSHBAUM
                   An Association of Professional Corporations

                                ATTORNEYS AT LAW
                         5300 Memorial Drive, Suite 700

                            Houston, Texas 77007-8292

                             Robert D. Axelrod, P.C.

           Telephone (713) 861-1996          Facsimile (713) 552-0202

December 4, 2001

Mr.  Kent  Watts,  President
Hyperdynamics  Corporation
9700  Bissonnet,  Suite  1700
Houston,  Texas  77036

Dear  Mr.  Watts:

     As counsel for Hyperdynamics Corporation, a Delaware corporation (the "Company"), you have requested our firm to render this opinion in connection with the registration statement of the Company on Form S-8 ("Registration Statement") under the Securities Act of 1933, as amended (the "Act"), to be filed with the Securities and Exchange Commission relating to the registration of the issuance of up to 3,500,000 shares of common stock, par value $.001 per share (the "Common Stock"), to be issued in connection with the Stock Option Plan (the "Plan"). We are familiar with the Registration Statement and the registration contemplated thereby. In giving this opinion, we have reviewed the Registration Statement and such other documents and certificates of public officials and of officers of the Company with respect to the accuracy of the factual matters contained therein as we have felt necessary or appropriate in order to render the opinions expressed herein. In making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents presented to us as originals, the conformity to original documents of all documents presented to us as copies thereof, and the authenticity of the original documents from which any such copies were made, which assumptions we have not independently verified. Based upon the foregoing, we are of the opinion that:


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1.   The  Company  is a corporation duly organized, validly existing and in good standing  under  the  laws  of  the  State  of  Delaware;  and

2. The shares of Common Stock to be issued are validly authorized and, when issued and delivered in accordance with the terms of the Plan and the receipt of valid consideration, will be validly issued, fully paid and nonassessable.

3. The shares of Common Stock underlying the options are validly authorized and, when issued and delivered upon the exercise of the options in accordance with the terms of the options, will be validly issued, fully paid and nonassessable upon receipt of valid consideration for the exercise price thereof.

4. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference in the Registration Statement to Axelrod, Smith, & Kirshbaum under the heading "Exhibits-Opinion."


                                              Very  truly  yours,


                                         ------------------------------
                                         /s/  Axelrod Smith & Kirshbaum


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